Exhibit 10.3

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) dated as of November 10, 2022, by and among The Greenrose Holding Company Inc. (the “Borrower”), Theraplant, LLC and True Harvest Holdings, Inc. (the “Guarantors” and together with the Borrower, the “Credit Parties”), the Lenders under and as defined in the Credit Agreement (as defined below) party hereto (the “Credit Agreement Lenders”), the Note Lenders under and as defined in the Secured Promissory Note (as defined below) party hereto (the “Note Lenders”, and together with the Credit Agreement Lenders, the “Lenders”) and DXR Finance, LLC, in its capacity as Agent for the Credit Agreement Lenders (in such capacity, the “Credit Agreement Agent”) and Agent for the Note Lenders (in such capacity, the “Note Agent”, and together as Credit Agreement Agent, the “Agent”).

WHEREAS, reference is made to the Credit Agreement dated as of November 26, 2021, among the Borrower, the Guarantors party thereto, the Credit Agreement Lenders party thereto, certain other parties and the Credit Agreement Agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 31, 2021, that certain Amendment No. 2 to Credit Agreement, dated as of the date hereof (“Amendment No. 2”), and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, reference is made to that certain Secured Promissory Note in an original principal amount of $15,300,000, dated as of October 12, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Secured Promissory Note”), issued by the Borrower in favor of the Note Agent for the benefit of the Note Lenders, which Secured Promissory Note is a Loan Document;

WHEREAS, as of the date hereof the following Events of Default under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable, have (x) occurred and are continuing, (y) are expected to occur during the Forbearance Period or (z), in the case of the following clause (s), may have occurred and be continuing (collectively, the “Specified Defaults”):

(a) Events of Default under Section 8.1(b) of the Credit Agreement relating to the failure and expected failure of the Credit Parties to comply with the financial covenants contained in Section 7.1 (relating to Adjusted EBITDA), Section 7.2 (relating to the Total Net Leverage Ratio) and Section 7.3 (relating to the Secured Net Leverage Ratio) of the Credit Agreement, in each case solely with respect to (x) the fiscal quarters ending June 30, 2022 and September 30, 2022 and (y) the fiscal quarters ending during the TSA Period;

(b) Events of Default under Section 8.1(b) of the Credit Agreement relating to the failure (and, in the case of clause (iii), any continued failure during the TSA Period) of the Credit Parties to comply with the covenant contained in Section 5.1 of the Credit Agreement, including relating to (i) the failure of the Borrower to deliver its annual financial statements for the fiscal year ending December 31, 2021 within ninety (90) days after the end of such fiscal year, together with a report thereon by independent certified public accountants that is unqualified as to going concern; (ii) the failure of the Borrower to deliver its quarterly financial statements for the fiscal quarter ending for the quarter ended June 30, 2022 within the required time period; (iii) the failure of the Borrower to deliver monthly financial statements within the required time periods; and (iv) the failure of the Borrower to deliver copies of all periodic and other notices, minutes, consents, reports statements and other materials distributed to the Board of Directors within the required time period;

(c) Events of Default under Section 8.1(b) of the Credit Agreement relating to the failure of the Credit Parties to comply with the covenant contained in Section 5.14 of the Credit Agreement (relating to the failure of the Credit Parties to (x) hold a meeting, within ninety (90) days after the close of the fiscal year ending December 31, 2021 with all Lenders to review the financial results of the previous fiscal year and the financial condition of the Credit Parties and the projections presented for the current fiscal year of the Borrower and (y) hold and participate in a conference call with the Lenders for the fiscal quarter ending March 30, 2022);

Forbearance Agreement

(d) Events of Default under Section 8.1(g) and (p) of the Credit Agreement relating to (x) the Credit Parties’ failure (and expected continued failure during the TSA Period) to make certain payments owed pursuant to, or otherwise comply with the terms and conditions of,: (i) the Promissory Notes in favor of Next Step; (ii) the Promissory Notes in favor of TH LLC; (iii) the Theraplant Acquisition Agreement and (iv) the Imperial Note or (y) otherwise relating to the occurrence of any other Events of Default other than Forbearance Termination Events of Default;

(e) an Event of Default under Section 8.1(h) of the Credit Agreement relating to the representation made by the Credit Parties in Section 4.13 of the Credit Agreement that no broker’s or finder’s fee or commission would be payable with respect to the Credit Agreement or the transactions contemplated thereby;

(f) an Event of Default under Section 8.1(b) of the Credit Agreement relating to the failure of the Credit Parties to comply with Section 6.1 of the Credit Agreement as a result of the issuance by the Borrower of that certain Non-Interest Bearing Promissory Note dated as of April 13, 2022 in favor of Imperial Capital LLC (the “Imperial Note”);

(g) Events of Default under Section 8.1(a) of the Credit Agreement relating to (i) the failure of the Credit Parties to pay the interest payment due under the Credit Agreement on September 30, 2022, which failure has continued beyond the applicable five (5) Business Day grace period, and (ii) the expected failure of the Credit Parties during the TSA Period to pay the interest payments due under the Credit Agreement (including, without limitation, interest accruing (or due and payable) under Section 2.4(b) and/or (c)(i) of the Credit Agreement) during the TSA Period;

(h) an Event of Default under Section 8.1(b) of the Credit Agreement relating to the failure of the Credit Parties to comply with Section 5.13 of the Credit Agreement as a result of the failure of the Borrower to timely issue and deliver promissory notes to the Agent for the benefit of the Lenders pursuant to the terms of the Closing Date Warrant and the Delayed Draw Warrant, as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the date hereof;

(i) an Event of Default under Section 8.1(b) of the Credit Agreement relating to the Credit Parties failure to comply with Section 6.1 of the Credit Agreement as a result of the Borrower’s incurrence of the obligations to pay the Payment Amounts under and as defined in that certain side letter dated March 12, 2021;

(j) Events of Default under Section 8.1(b) of the Credit Agreement relating to the Credit Parties failure to comply with Sections 6.1 and 6.2 of the Credit Agreement (whether before or during the TSA Period) as a result of certain accounts payable owing by the Credit Parties and/or their Subsidiaries that are more than ninety (90) days past due and as a result of the existence of any Liens securing such accounts payable;

(k) an Event of Default under Section 8.1(b) of the Credit Agreement relating to the failure of the Credit Parties to comply with Section 5.12 of the Credit Agreement as a result of the Credit Parties’ failure to deliver a lender’s Title Insurance Policy with respect to the property located at 856 Echo Lake Road, Watertown, CT 06795;

(l) to the extent one or more Installment Dates occurs during the TSA Period, Events of Default under Section 8.1(a) of the Credit Agreement relating to the expected failure of the Credit Parties to prepay the Term Loans in accordance with Section 2.2(c) of the Credit Agreement on any Installment Date that occurs during the TSA Period;

Forbearance Agreement

(m) to the extent any prepayment of Term Loans becomes due under Sections 2.2(e)(ii) and/or (v) of the Credit Agreement during the TSA Period, Events of Default under Section 8.1(a) of the Credit Agreement relating to the expected failure during the TSA Period of the Credit Parties to prepay the Term Loans as, when and in the amount required by Section 2.2(e)(ii) or (v) of the Credit Agreement, as applicable;

(n) to the extent any Lender requests compensation, reimbursement and/or indemnification payments under Sections 2.9, 2.10, 5.4, 11.3, 16.11 and/or 16.7 of the Credit Agreement during the TSA Period, Events of Default under Section 8.1(a) of the Credit Agreement relating to the expected failure during the TSA Period of the Credit Parties to pay any such compensation, reimbursement and/or indemnification payment, as applicable;

(o) to the extent any Credit Party fails to comply with Sections 5.6 and/or 5.15 of the Credit Agreement during the TSA Period, Events of Default under Section 8.1(b)(iii) of the Credit Agreement that would arise as a result of such failures during the TSA Period;

(p) to the extent the Agent or the Lenders accelerate the Obligations during the Foreclosure Period, Events of Default under Section 8.1(a) of the Credit Agreement relating to the expected failure during the Foreclosure Period of the Credit Parties to immediately pay the Obligations (including, without limitation, any Prepayment Premium) when due in accordance with the Credit Agreement;

(q) an Event of Default under Section 8.1(a) of the Credit Agreement relating to the Credit Parties expected failure to comply with Section 2.5(a) of the Credit Agreement and the Fee Letter as a result of the expected failure to pay the Administrative and Collateral Management Fee (as defined in the Fee Letter) that will become due on November 26, 2022;

(r) Events of Default under Section 8.1(b) of the Credit Agreement relating to the failure (or expected failure during the TSA Period) of the Credit Parties to comply with Section 5.1 of the Credit Agreement (including relating to delivery of notices of Defaults and Events of Default), with respect to the Events of Default (and any related preceding or otherwise related Defaults) specified in clauses (a) through (q) of this paragraph; and

(s) Events of Default that may have arisen under Section 5 of the Secured Promissory Note related to each of the failures and Events of Default (as defined in the Credit Agreement) specified in clauses (a) through (r) of this paragraph;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Credit Parties, the Lenders and the Agent are entering into that certain Transaction Support Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Transaction Support Agreement”); and

WHEREAS, in connection with the execution and delivery of the Transaction Support Agreement, the Credit Parties have requested, and the Agent and the Lenders party hereto (who, as of the date hereof, constitute all “Lenders” under and as defined in the Credit Agreement and all “Note Lenders” under and as defined in the Secured Promissory Note) have agreed, subject to the terms and conditions set forth herein, to forbear, during the Forbearance Period, from (x) accelerating the Obligations, (y) accelerating the principal, interest and other payment obligations under the Secured Promissory Note and (z) otherwise exercising any rights, remedies, powers, privileges and defenses under the Credit Agreement, the Secured Promissory Note, the other Loan Documents and applicable law, solely with respect to any Event of Default (other than a Forbearance Termination Event of Default) under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable, that currently exists or may exist in the future, (subject to the ability, solely during the Foreclosure Period, to exercise those foreclosure remedies that are necessary to consummate the foreclosure transactions specified in the Foreclosure Agreement).

Forbearance Agreement

NOW, THEREFORE, In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties, the Agent and the Lenders hereby agree as follows:

Section 1. Definitions and Rules of Interpretation. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement and/or the Transaction Support Agreement, as applicable, are used herein as defined therein. For purposes of this Agreement, the following terms shall have the following meanings:

1.01. Defined Terms.

“Effective Date” means the first date on which the conditions specified in Section 5 are satisfied (or waived by the Lenders).

“Forbearance Period” has the meaning specified in Section 2.02 of this Agreement.

“Forbearance Termination Date” means the earliest of (i) the date the Transaction Support Agreement terminates in accordance with Section 15 thereof, (ii) the first date on which a Forbearance Termination Event of Default occurs and (iii) the first date on which the Borrower delivers written notice to the Agent that it is terminating this Agreement.

“Foreclosure Agreement” has the meaning assigned to such term in the Transaction Support Agreement.

“Foreclosure Period” means the period beginning on the date which the Credit Parties execute the Foreclosure Agreement (as defined in the Transaction Support Agreement) in accordance with Section 4(c) of the Transaction Support Agreement (such date, the “Foreclosure Period Trigger Date”) and ending on the date the foreclosure transactions described in the Foreclosure Agreement are consummated.

“Forbearance Termination Event of Default” means an Event of Default (as defined in the Credit Agreement) that (i) is not a Specified Default, (ii) occurs on or after the date hereof and (iii) for which the underlying direct event or occurrence that was a breach of the applicable Loan Document would reasonably be expected to have a material adverse effect (without regard to the rights and remedies of the Agent and the Lenders under the Loan Documents as a result of such breach) on (x) the business, operations or financial condition of the Credit Parties (taken as a whole) or (y) the security interest of the Lenders in the Collateral; provided, that, if the Agent (or its counsel) delivers written notice (including via e-mail) to the Borrower (or its counsel) that an Event of Default that otherwise would satisfy the conditions to be a Forbearance Termination Event of Default shall not constitute a Forbearance Termination Event of Default, such Event of Default shall not be considered a Forbearance Termination Event of Default for all purposes of this Agreement (and, for the avoidance of doubt, if such notice is delivered after the occurrence of such Event of Default, the Forbearance Termination Date shall automatically be deemed to not have occurred and the forbearance specified in Section 2.02 shall automatically be reinstated).

“Monthly Anniversary” means each date that is a multiple of thirty one (31) days after the QATP Date.

Forbearance Agreement

1.02. Rules of Interpretation. Unless otherwise expressly indicated, a reference to any document or agreement shall include such document or agreement as amended, modified, restated or supplemented from time to time in accordance with its terms and the terms of this Agreement. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section or Exhibit shall be to a Section or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2. Acknowledgments and Agreements; Limited Forbearance in Respect of Specified Defaults.

2.01. Acknowledgment of Default. To induce the Agent and the Lenders to execute this Agreement, each Credit Party hereby acknowledges, stipulates, represents, warrants and agrees as follows:

(a) Each Specified Default constitutes an Event of Default (under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable) that (i) has occurred, remains uncured, has not been waived and is continuing as of the date of this Agreement, (ii) is expected to occur or (iii) in the case of clause (m) of the definition of Specified Default, may have occurred. Except for the Specified Defaults, to the Credit Parties’ knowledge no Events of Default (under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable) that are not Specified Defaults have occurred and are continuing as of the date hereof. Except as expressly set forth in this Agreement, the agreements of the Agent and the Lenders hereunder to forbear from (x) accelerating the Obligations, (y) accelerating the principal, interest and other payment obligations under the Secured Promissory Note and (z) otherwise exercising any rights, remedies, powers, privileges and defenses under the Credit Agreement, the Secured Promissory Note, the other Loan Documents and applicable law, in respect of any Event of Default (other than any Forbearance Termination Event of Default) under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable, that currently exists or may exist in the future during the Forbearance Period do not in any manner whatsoever limit any right of any of the Agent and the Lenders to insist upon strict compliance with this Agreement or any Loan Document during the Forbearance Period.

(b) Except as expressly set forth in Sections 2.02 of this Agreement, nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights, remedies, powers, privileges and defenses any of the Lenders or the Agent have or may have arising as the result of any Event of Default (other than any Forbearance Termination Event of Default) that has occurred or that may occur under the Credit Agreement, the Secured Promissory Note, any other Loan Document or applicable law. The Agent’s and the Lender’s actions in entering into this Agreement are without prejudice to the rights of any of the Agent and the Lenders to pursue any and all remedies under the Loan Documents pursuant to applicable law or in equity available to it in its sole discretion upon the termination of the Forbearance Period.

(c) The aggregate outstanding principal amount of the Loans as of September 30, 2022 was equal to $112,689,693.32 and accrued and unpaid interest thereon (including default interest) was equal to $4,403,667.42. The foregoing amounts do not include fees, expenses and other non-duplicative amounts that are chargeable or otherwise reimbursable under the Loan Documents.

Forbearance Agreement

(d) All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Agent pursuant to the Security Agreement, Control Agreements and other collateral documents are (and, except as contemplated by the Transaction Support Agreement, shall continue to be) subject to valid and enforceable liens and security interests of the Agent, as collateral security for all of the Obligations, subject to no Liens other than Liens permitted by Section 6.2 of the Credit Agreement. Each Credit Party hereby reaffirms and ratifies its prior conveyance to the Agent of a continuing security interest in and lien on the Collateral.

(e) The obligations of the Credit Parties under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are hereby deemed to be “Obligations” for all purposes of the Loan Documents and the term “Obligations” when used in any Loan Document shall include all such obligations hereunder.

(f) As of April 1, 2022, Default Interest is due and owing on the outstanding principal amount of all Loans and the Loans shall continue to accrue interest at the Default Rate provided in Section 2.4 of the Credit Agreement.

(g) As of the date hereof, each Lender has acted reasonably, in good faith, and in compliance with applicable law in connection with the negotiation and enforcement of the Credit Agreement, the Secured Promissory Note, the other Loan Documents, and this Agreement.

2.02. Limited Forbearance. Subject (i) to the satisfaction (or waiver) of the conditions precedent set forth in Section 5 below and (ii) to the continuing effectiveness and enforceability of the Loan Documents in accordance with their terms, the Agent and the Lenders agree to forbear from (x) accelerating the Obligations, (y) accelerating the principal, interest and other payment obligations under the Secured Promissory Note and (z) otherwise exercising any of their other respective rights, remedies, powers, privileges and defenses under the Credit Agreement, the Secured Promissory Note, the other Loan Documents and applicable law, in respect of any Event of Default (including the Specified Defaults) under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable, that currently exists or may exist in the future, for the period (the “Forbearance Period”) commencing on the Effective Date and ending automatically and without further action or notice on the Forbearance Termination Date; provided that, (i) during the Foreclosure Period, the Lenders and the Agent shall be permitted to exercise any foreclosure rights that are necessary to consummate the foreclosure transactions set forth in the Foreclosure Agreement and (ii) without affect to the forbearance specified in this Section 2.02, (1) each Credit Party shall comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable under the Loan Documents, and (2) that nothing in this Section 2.02 shall be construed as a waiver by the Agent or any Lender of any Specified Default.

2.03. Termination of Forbearance Period. Upon the occurrence of the Forbearance Termination Date, the agreement of the Agent and the Lenders to comply with any of their obligations under Section 2.02 hereof, including the agreement to forbear, shall automatically and without any further action or notice terminate and be of no force and effect; it being expressly agreed that the effect of the termination of the Forbearance Period will be to permit the Agent and the Lenders to exercise, or cause the exercise of, any rights, remedies, powers, privileges and defenses available to any of them under the Credit Agreement, the other Loan Documents or applicable law, immediately, without any further notice, demand, passage of time, presentment, protest or forbearance of any kind (all of which each Credit Party waives).

Forbearance Agreement

Section 3. [Reserved].

Section 4. [Reserved].

Section 5. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction, or waiver by the Lenders, of the following conditions:

5.01. Counterparts. Receipt by Agent of counterparts of this Agreement executed by the Borrower, each Guarantor and the Lenders constituting the “Required Lenders” under the Credit Agreement and all “Note Lenders” under the Secured Promissory Note.

5.02. Transaction Support Agreement. Receipt by the Agent of an executed (by the Agent, Lenders and the Credit Parties) copy of the Transaction Support Agreement as in effect on the date hereof.

5.03. Amendment No. 2. The occurrence of the Amendment No. 2 Effective Date (as defined in Amendment No. 2).

Section 6. No Waiver; Reservation of Rights. The Agent and each of the Lenders has not waived, and is not waiving, by the execution of this Agreement or the acceptance of any payments hereunder or under the Credit Agreement or the Secured Promissory Note, any Default or Event of Default (including any Specified Default) whether now existing or hereafter arising under the Credit Agreement, the Secured Promissory Note or any of the other Loan Documents, or its respective rights, remedies, powers, privileges and defenses arising as a result thereof or otherwise, and no failure on the part of the Agent or the Lenders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense hereunder, under the Credit Agreement, the Secured Promissory Note or any other Loan Document, at law or in equity or otherwise, arising as the result of any Event of Default (including any Specified Default) whether now existing or hereafter arising under the Credit Agreement, the Secured Promissory Note or any of the other Loan Documents or the occurrence thereof or any other action by Credit Parties and no acceptance of partial performance or partial payment by the Agent or the Lenders, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense hereunder, under the Credit Agreement, the Secured Promissory Note or under any other Loan Document, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense nor shall any failure to specify any Default or Event of Default in this Agreement constitute any waiver of such Default or Event of Default. The rights, remedies, powers, privileges and defenses provided for herein, in the Credit Agreement, the Secured Promissory Note and the other Loan Documents are cumulative and, except as expressly provided hereunder, may be exercised separately, successively or concurrently at the sole discretion of the Agent and the Lenders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise, all of which are hereby expressly reserved. Notwithstanding the existence or content of any communication by or between the Credit Parties and the Agent or any Lender, or any of their representatives, including, but not limited to, any Agent, regarding any Default or Event of Default, no waiver, forbearance, or other similar action by the Agent or any Lender with regard to such Default or Event of Default, whether now existing or hereafter arising under the Credit Agreement, the Secured Promissory Note or any of the other Loan Documents, shall be effective unless the same has been reduced to writing and executed by an authorized representatives of the percentage of Lenders required under the applicable provisions of the Credit Agreement and the applicable Credit Parties (it being understood and agreed that this Agreement so satisfies such requirements). For the avoidance of doubt, each reference to “Event of Default” in this Section 6 shall mean an Event of Default under and as defined in the Credit Agreement and/or the Secured Promissory Note, as applicable.

Forbearance Agreement

Section 7. Release. Each Credit Party, on behalf of itself, its Subsidiaries and Affiliates, and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under any Credit Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and the Lenders, and the Agent’s and each Lender’s respective successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with, in respect of or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”).

Section 8. Confirmation of Guaranty and Collateral Documents. Each of the Credit Parties (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Lenders. By its execution on the respective signature lines provided below, each of the Credit Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Agreement and other collateral documents to which it is a party.

Section 9. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Borrower and the Required Lenders (or Agent acting at the direction of the Required Lenders).

Section 10. Miscellaneous. Except as herein expressly provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement shall constitute a “Loan Document” under the Credit Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction.

Forbearance Agreement

Section 11. Forbearance Payments. As consideration for their execution and delivery of this Agreement, the Borrower shall pay to the Credit Agreement Agent for the benefit of the Credit Agreement Lenders party hereto, a forbearance payment equal to 1.00% of the aggregate outstanding principal amount of Loans under the Credit Agreement held by such Credit Agreement Lender immediately prior to the Amendment No. 2 Effective Date (as defined in Amendment No. 2), which amount shall on the Effective Date automatically be paid-in-kind and automatically added to the outstanding principal amount of the applicable Loans held by such Credit Agreement Lender on and as of the Amendment No. 2 Effective Date. In addition, if Phase Two (as defined in the Transaction Support Agreement) occurs and the Forbearance Termination Date has not occurred on or before the Phase Two Forbearance Payment Date (as defined below), then on the first date of Phase Two (such date, the “Phase Two Forbearance Payment Date”) the Borrower shall pay to the Credit Agreement Agent for the benefit of the Credit Agreement Lenders party hereto, a forbearance continuation payment equal to 1.00% of the aggregate outstanding principal amount of Loans under the Credit Agreement held by such Credit Agreement Lender on the day immediately preceding the Phase Two Forbearance Payment Date, which amount shall on the Phase Two Forbearance Payment Date automatically be paid-in-kind and automatically added to the outstanding principal amount of the applicable Loans held by such Credit Agreement Lender on and as of the Phase Two Forbearance Payment Date. In addition, if the Loan Parties enter into definitive documentation with respect to a Qualifying Alternative Transaction (as defined in the Transaction Support Agreement) (such date, the “QATP Date”) and the Forbearance Termination Date has not occurred on or before the QATP Date, then the Borrower shall pay to the Credit Agreement Agent for the benefit of the Credit Agreement Lenders party hereto, an additional forbearance continuation payment equal to 1.00% of the aggregate outstanding principal amount of Loans under the Credit Agreement held by such Credit Agreement Lender on the day immediately preceding the QATP Date, which amount shall on the QATP Date automatically be paid-in-kind and automatically added to the outstanding principal amount of the applicable Loans held by such Credit Agreement Lender on and as of the QATP Date. In addition, on each Monthly Anniversary of the QATP Date that occurs before the Forbearance Termination Date, the Foreclosure Period Trigger Date and the Qualifying Alternative Transaction Outside Date (as defined in the Transaction Support Agreement) (each such date, an “Additional QATP Forbearance Payment Date”), then the Borrower shall pay to the Credit Agreement Agent for the benefit of the Credit Agreement Lenders party hereto, an additional forbearance continuation payment equal to 1.00% of the aggregate outstanding principal amount of Loans under the Credit Agreement held by such Credit Agreement Lender on the day immediately preceding the applicable Additional QATP Forbearance Payment Date, which amount shall on the applicable Additional QATP Forbearance Payment Date automatically be paid-in-kind and automatically added to the outstanding principal amount of the applicable Loans held by such Credit Agreement Lender on and as of the applicable Additional QATP Forbearance Payment Date. For the avoidance of doubt, and notwithstanding anything to the contrary in this Section 8, the Credit Parties shall not be required to pay any amounts pursuant to this Section 8 on or after the Foreclosure Period Trigger Date.

[Signature Pages Follow]

Forbearance Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE GREENROSE HOLDING COMPANY, INC.

By:	/s/ Timothy Bossidy
Name:	Timothy Bossidy
Title:	Interim Chief Executive Officer

THERAPLANT, LLC

By:	/s/ Timothy Bossidy
Name:	Timothy Bossidy
Title:	Designated Officer

TRUE HARVEST HOLDINGS, INC.

By:	/s/ Timothy Bossidy
Name:	Timothy Bossidy
Title:	Chief Executive Officer

Forbearance Agreement

DXR FINANCE, LLC, as Credit Agreement Agent and Secured Promissory Note Agent

By:	/s/ Jesse Dorigo
Name:	Jesse Dorigo
Title:	Authorized Signatory

Forbearance Agreement

LENDERS:

DXR-GL Holdings I, LLC, as a Credit Agreement Lender and a Note Lender

By:	/s/ Jesse Dorigo
Name:	Jesse Dorigo
Title:	Authorized Signatory

DXR-GL Holdings II, LLC, as a Credit Agreement Lender and a Note Lender

By:	/s/ Jesse Dorigo
Name:	Jesse Dorigo
Title:	Authorized Signatory

DXR-GL Holdings III, LLC, as a Credit Agreement Lender and a Note Lender

By:	/s/ Jesse Dorigo
Name:	Jesse Dorigo
Title:	Authorized Signatory

Forbearance Agreement